Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Majesco Entertainment Company of our report dated January 29, 2009, relating to our audit of the consolidated financial statements as of October 31, 2008 and for the two years in the period ended October 31, 2008, included in and incorporated by reference in the Annual Report on Form 10-K of Majesco Entertainment Company for the year ended October 31, 2009.

/s/ McGladrey & Pullen, LLP
New York, New York
July 7, 2010